AMENDMENT No. 1 TO FUND PARTICIPATION AGREEEMENT

The Amendment No. 1 (the “Amendment”) is effective as of May 1, 2025 and amends the Fund Participation Agreement, dated July 7, 2020 (the “Agreement”) between Northern Lights Variable Trust, an open-end management investment company organized as a Delaware business trust (the “Trust”), Pacific Life Insurance Company, a Nebraska life insurance company, and Pacific Life & Annuity Company, an Arizona life insurance company (collectively referred to as the “Company”), on its own behalf and on behalf of each segregated asset account of the Company as set forth in Schedule A of the Agreement, as the parties hereto may amend from time to time (the “Accounts”) (individually, a “Party”, and collectively, the “Parties”). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Agreement. Except as specifically stated herein, the Agreement remains in full force and effect.

W I T N E S S E T H:

WHEREAS, the Parties desire to amend Schedule B of the Agreement to add a participating Portfolio such that the Trust will make Shares of such Portfolio available for purchase by the Accounts.

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

1.	Schedule B of the Agreement is hereby amended and restated with the new Schedule B attached to this Amendment.

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Amendment as of the date indicated below.

NORTHERN LIGHTS VARIABLE TRUST

By: /s/ Stephanie Shearer

Date: 3/5/2025

Name: Stephanie Shearer

Title: Secretary, Northern Lights Variable Trust

PACIFIC LIFE INSURANCE COMPANY

By: /s/ Joe Miscolta

Date: 3/7/2025

Name: Joe Miscolta

Title: AVP, Investment Marketing

SCHEDULE B

Participating Portfolios

TOPS® Conservative ETF Portfolio
TOPS® Balanced ETF Portfolio
TOPS® Moderate Growth ETF Portfolio
TOPS® Growth ETF Portfolio
TOPS® Aggressive Growth ETF Portfolio
TOPS® Managed Risk Balanced ETF Portfolio
TOPS® Managed Risk Moderate Growth ETF Portfolio
TOPS® Managed Risk Growth ETF Portfolio
Bain Capital Equity Opportunities Fund